SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure

Restatement of Financial Results

          In a Form 8-K dated May 11, 2005, the Company reported that its consolidated financial statements for the year ended December 31, 2004 and possibly the financial statements for each of the first three quarters of 2004 should no longer be relied upon and that it would restate its financial results for the affected period or periods. At that time the Company stated that it anticipated, assuming no earlier periods were affected, that net income for the full year ended December 31, 2004 (previously reported as $12.6 million or $.35 per diluted share) would be reduced to a range of approximately $9.0 to $9.6 million or $.25 to $.27 per diluted share.

          In a Form 8-K dated July 5, 2005, the Company estimated that its review and the preparation of such restated financials would be completed by the end of August 2005 at which time the Company intended to file an amendment to its Form 10-K for 2004. As noted in such Form 8-K, the Company also stated that it intended to release, shortly thereafter, its first quarter 2005 financial results . As subsequently noted in a Form 12b-25 filed on August 15, 2005, due to the delay in restating its financials results for 2004 the Company was also not able to file its Form 10-Q for the period ended June 30, 2005.

          While the Company has now substantially completed its internal review regarding restatement of its financial statements for 2004, the procedures have proven to be more time consuming than initially envisioned. The Company presently anticipates that, following approval by its Audit Committee, it will issue an earnings release relating to the restated 2004 financial results by September 15, 2005. The Company presently believes that the restated earnings will reflect a reduction in net income for 2004 that is less than the $3.0 to $3.6 million range previously estimated and reflected above. After the release of the restated financial results for 2004, the Company will work to release quarterly results and file an amended Form 10-K and Forms 10-Q for the first and second quarters but the Company can not state at this time when it anticipates that such releases and filings will be made.

Bank Financing

          In a Form 8-K dated July 5, 2005, the Company reported that it had received a commitment letter, dated June 28, 2005, from J.P. Morgan Securities Inc. ("J.P. Morgan") to use commercially reasonable efforts to assemble a syndicate of financial institutions to provide the Company, together with its domestic subsidiaries and U.K. subsidiary, with a secured revolving credit facility in the aggregate amount of up to $120,000,000. The commitment is subject to various terms and conditions including (pursuant to the June 28th commitment letter) the negotiation and execution of a definitive agreement on or before August 31, 2005. The Company has received a letter dated August 11, 2005 from J.P. Morgan extending the original commitment and the required date for execution of a definitive agreement to October 15, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: September 1, 2005